EXHIBIT 99.1

Wilhelmina International, Inc. Reports Results for Third Quarter 2016

Third Quarter Financial Highlights

  Third quarter revenues of $20.9 million
  Revenues for the first nine months of 2016 of $64.6 million
  Net income for the third quarter of 2016 of $0.2 million
  Adjusted EBITDA for the third quarter and nine months of 2016 of $0.8 million and $3.0 million, respectively
  Pre-Corporate EBITDA for the third quarter and nine months of 2016 of $1.0 million and $3.8 million, respectively

(in thousands)	Q3 16	Q3 15	YOY Growth	Q3 16 YTD	Q3 15 YTD	YOY Growth
Total Revenues	$20,908	$21,832	(4.2%)	$64,594	$64,550	0.1%
Operating Income	650	1,278	(49.1%)	1,718	2,873	(40.2%)
Income Before Provision for Taxes	605	1,254	(51.8%)	1,686	2,736	(38.4%)
Net Income	227	667	(66.0%)	680	1,413	(51.9%)
EBITDA*	715	1,367	(47.7%)	2,002	3,101	(35.4%)
Adjusted EBITDA*	834	1,461	(42.9%)	2,988	3,414	(12.5%)
Pre-Corporate EBITDA*	1,026	1,628	(37.0%)	3,756	4,123	(8.9%)
*Non-GAAP measures referenced are detailed in the disclosures elsewhere in this release.

DALLAS, Nov. 14, 2016 (GLOBE NEWSWIRE) -- Wilhelmina International, Inc. (Nasdaq:WHLM) ("Wilhelmina" or the "Company") today reported revenues for the third quarter of 2016 of $20.9 million, compared to $21.8 million for the third quarter of 2015. Revenues decreased primarily due to a decrease in core model bookings in the United States partially offset by increased core model bookings in London, and a reduction in the number of licensed affiliates. EBITDA, Adjusted EBITDA, and Pre-Corporate EBITDA decreased as result of lower revenues and higher operating expenses.

William Wackermann, Chief Executive Officer of Wilhelmina, said, “Strategic changes and talent upgrades made recently had a temporary negative impact on the third quarter 2016 results. We are confident that these improvements will allow us to better serve the Wilhelmina network for long-term growth going forward.”

Mark Schwarz, Executive Chairman of Wilhelmina, said, “Despite a lack of top line growth this quarter we still achieved the 2nd highest third-quarter revenue in the company’s history.  London performed exceptionally well, our new Chicago office opened, important new talent agreements were signed and a meaningful share buyback transaction was accomplished during the quarter.”

Financial Results

Net income was $0.2 million and $0.7 million, or $0.04 and $0.12 per fully diluted share, for the three and nine months ended September 30, 2016, compared to net income of $0.7 million and $1.4 million, or $0.11 and $ 0.24 per fully diluted share, for the three and nine months ended September 30, 2015. Pre-Corporate EBITDA was $1.0 million and $3.8 million for the three and nine months ended September 30, 2016, compared to $1.6 million and $4.1 million for the three and nine months ended September 30, 2015, respectively.

The following table reconciles reported net income under generally accepted accounting principles to EBITDA, Adjusted EBITDA and Pre-Corporate EBITDA for the third quarter and the first nine month periods ended September 30, 2016 and September 30, 2015.

(in thousands)	Three months ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015
Net income	$227	$667	$680	$1,413
Interest expense	21	-	21	-
Income tax expense	378	587	1,006	1,323
Amortization and depreciation	89	113	295	365
EBITDA	$715	$1,367	$2,002	$3,101
Foreign exchange (gain) loss	(1)	21	(8)	119
(Gain) loss from unconsolidated affiliate	(5)	3	(11)	18
Share-based payment expense	95	70	253	176
Certain non-recurring items	30	-	752	-
Adjusted EBITDA	$834	$1,461	$2,988	$3,414
Corporate overhead	192	167	768	709
Pre-Corporate EBITDA	$1,026	$1,628	$3,756	$4,123

Changes in net income, EBITDA, Adjusted EBITDA and Pre-Corporate EBITDA for the three and nine months ended September 30, 2016, when compared to the three and nine months ended September 30, 2015, were primarily the result of the following:

  Revenues net of model costs decreased by 6.4% for the three months and remained relatively unchanged for the nine months;

  Salaries and service costs remained relatively unchanged for the three months ended September 30, 2016. For the nine months, an increase of 3.7% was primarily due to severance costs to the Company’s former employees that were incurred during the first nine months;

  Office and general expenses increased 16.9% and 22.6% for the three and nine months primarily due to an increased legal costs and to recruiting fees related to the hiring of the Company’s new Chief Executive Officer in January 2016, and new Chief Financial Officer in April 2016;

  Amortization and depreciation expense decreased to 21.2% and 19.2% for the three and nine months primarily due to several intangible assets becoming fully amortized;

  Significant non-recurring items in the third quarter of 2016 were due to an increase in contingent consideration relating to the 2015 acquisition of Wilhelmina London Limited.  The nine months of 2016 also included non-recurring items for the severance and recruiting fees noted above, as well as non-income tax accruals to reconcile the Company’s liability for previous years; and

  Corporate overhead expenses increased 15.0% and 8.3% for the three and nine months primarily due to increased services cost.

WILHELMINA INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	September 30, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$3,678	$4,556
Accounts receivable, net of allowance for doubtful accounts $1,201 and $1,041, respectively	17,977	13,184
Deferred tax asset	1,522	1,358
Prepaid expenses and other current assets	390	191
Total current assets	23,567	19,289

Property and equipment, net of accumulated depreciation of $1,249 and $1,026, respectively	3,006	2,111

Trademarks and trade names with indefinite lives	8,467	8,467
Other intangibles with finite lives, net of accumulated amortization of $8,503 and $8,431 respectively	233	306
Goodwill	13,192	13,192
Other assets	297	405

TOTAL ASSETS	$48,762	$43,770

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$4,789	$3,772
Due to models	12,330	9,745
Contingent consideration to seller	97	-
Term loan - current	500	-
Total current liabilities	17,716	13,517

Long term liabilities:
Contingent consideration to seller	-	67
Deferred income tax liability	2,929	2,407
Term loan – long term	2,230	-
Total long-term liabilities	5,159	2,474

Total liabilities	22,875	15,991

Shareholders’ equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized; none issued	-	-
Common stock, $0.01 par value, 12,500,000 shares authorized; 6,472,038 shares issued at
September 30, 2016 and December 31, 2015	65	65
Treasury stock, 1,090,370 and 683,654 shares, respectively, at cost	(4,893)	(2,118)
Additional paid-in capital	87,240	86,987
Accumulated deficit	(56,463)	(57,143)
Accumulated other comprehensive income	(62)	(12)
Total shareholders’ equity	25,887	27,779

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$48,762	$43,770

WILHELMINA INTERNATIONAL, INC. AND SUBSIDIARIES
STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended

	Sept 30, 2016	Sept 30, 2015	Sept 30, 2016	Sept 30, 2015
Revenues
Revenues	$20,880	$21,616	$64,512	$64,105
License fees and other income	28	216	82	445
Total revenues	20,908	21,832	64,594	64,550

Model costs	14,888	15,402	45,952	45,947

Revenues net of model costs	6,020	6,430	18,642	18,603

Operating expenses
Salaries and service costs	3,708	3,691	11,594	11,176
Office and general expenses	1,381	1,181	4,267	3,480
Amortization and depreciation	89	113	295	365
Corporate overhead	192	167	768	709
Total operating expenses	5,370	5,152	16,924	15,730
Operating income	650	1,278	1,718	2,873

Other income (expense):
Foreign exchange gain (loss)	1	(21)	8	(119)
Gain (loss) from an unconsolidated affiliate	5	(3)	11	(18)
Interest expense	(21)	-	(21)	-
Revaluation of contingent liability	(30)	-	(30)	-
Total other income (expense)	(45)	(24)	(32)	(137)

Income before provision for income taxes	605	1,254	1,686	2,736

Provision for income taxes:
Current	(281)	(135)	(648)	(486)
Deferred	(97)	(452)	(358)	(837)
Income tax (expense)	(378)	(587)	(1,006)	(1,323)

Net income	$227	$667	$680	$1,413

Other comprehensive income
Foreign currency translation (expense)	(12)	(15)	(50)	(4)
Total comprehensive income	215	652	630	1,409

Basic net income per common share	$0.04	$0.11	$0.12	$0.24
Diluted net income per common share	$0.04	$0.11	$0.12	$0.24

Weighted average common shares outstanding-basic	5,586	5,843	5,716	5,856
Weighted average common shares outstanding-diluted	5,637	5,946	5,768	5,958

Non-GAAP Financial Measures

EBITDA, Adjusted EBITDA and Pre-Corporate EBITDA represent measures of financial performance that are not calculated and presented in accordance with U.S. generally accepted accounting principles (“non-GAAP financial measures). The Company considers EBITDA, Adjusted EBITDA and Pre-Corporate EBITDA to be important measures of performance because they:

  are key operating metrics of the Company's business;
  are used by management in its planning and budgeting processes and to monitor and evaluate its financial and operating results; and
  provide stockholders and potential investors with a means to evaluate the Company's financial and operating results against other companies within the Company's industry.

The Company's calculation of non-GAAP financial measures may not be consistent with similar calculations by other companies in the Company's industry. The Company calculates EBITDA as net income plus interest expense, income tax expense and depreciation and amortization expense.  The Company calculates “Adjusted EBITDA” as EBITDA plus foreign exchange loss, plus gain/loss from unconsolidated affiliate, plus share-based payment expense and certain significant non-recurring items that the Company may include from time to time. The Company calculates “Pre-Corporate EBITDA” as Adjusted EBITDA plus corporate overhead expense, which includes director and executive officer compensation, legal, audit and professional fees, corporate office rent and travel.

Non-GAAP financial measures should not be considered as alternatives to net and operating income as an indicator of the Company's operating performance or cash flows from operating activities as a measure of liquidity or any other measure of performance derived in accordance with generally accepted accounting principles.

Form 10-Q Filing

Additional information concerning the Company's results of operations and financial position is included in the Company's Form 10-Q for the quarter ended September 30, 2016 filed with the Securities and Exchange Commission on November 14, 2016.

Forward-Looking Statements

This press release contains certain “forward-looking” statements as such term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relating to the Company are based on the beliefs of the Company’s management as well as information currently available to the Company’s management. When used in this report, the words “anticipate,” “believe,” “estimate,” “expect” and “intend” and words or phrases of similar import, as they relate to the Company or Company management, are intended to identify forward-looking statements. Such forward-looking statements include, in particular, projections about the Company’s future results, statements about its plans, strategies, business prospects, changes and trends in its business and the markets in which it operates. Additionally, statements concerning future matters such as gross billing levels, revenue levels, expense levels, and other statements regarding matters that are not historical are forward-looking statements. Management cautions that these forward-looking statements relate to future events or the Company’s future financial performance and are subject to business, economic, and other risks and uncertainties, both known and unknown, that may cause actual results, levels of activity, performance, or achievements of its business or its industry to be materially different from those expressed or implied by any forward-looking statements. Should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected or intended. The Company does not undertake any obligation to publicly update these forward-looking statements.  As a result, no person should not place undue reliance on these forward-looking statements.

About Wilhelmina International, Inc. (www.wilhelmina.com):

Through Wilhelmina Models and its other subsidiaries, Wilhelmina International, Inc. provides traditional, full-service fashion model and talent management services, specializing in the representation and management of leading models, celebrities, artists, athletes and other talent to various customers and clients, including retailers, designers, advertising agencies and catalog/e-commerce companies. Wilhelmina Models was founded in 1967 by Wilhelmina Cooper, a renowned fashion model, and is one of the oldest and largest fashion model management companies in the world. Wilhelmina Models is headquartered in New York and, with operations located in Los Angeles, Miami, Chicago, London and Chile, as well as a global network of licensee agencies.

Website: http://www.wilhelmina.com

CONTACT:
Investor Relations
Wilhelmina International, Inc.
214-661-7488
ir@wilhelmina.com